                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  ____________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        Cablevision Systems Corporation
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



           Delaware                                     11-2776686
----------------------------------------             --------------
(State of incorporation or organization)             (IRS employer
                                                     identification
                                                     no.)



One Media Crossways, Woodbury, New York                    11797
----------------------------------------                ----------
(Address of principal executive offices)                (Zip code)



Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                          Name of each exchange on which
to be so registered                          each class is to be registered
-------------------                          ------------------------------

Depositary Shares, each                      American Stock Exchange
representing a one-tenth
interest in a share of __%
Series I Cumulative
Convertible Exchangeable
Preferred Stock


Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                               ----------------
                               (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

          The description of the Registrant's Depositary Shares, each representing a one-tenth interest in a share of __% Series I Cumulative Convertible Exchangeable Preferred Stock (the "Depositary Shares"), to be registered hereunder is incorporated by reference from the description of such Depositary Shares contained under the captions "DESCRIPTION OF DEPOSITARY SHARES" and "DESCRIPTION OF SERIES I PREFERRED STOCK" in the Prospectus Supplement relating to such Depositary Shares to the Prospectus, dated October 18, 1995, included in Registration Statement No. 33-62313, and under the captions "DESCRIPTION OF DEPOSITARY SHARES" and "DESCRIPTION OF CAPITAL STOCK" in such Prospectus. This registration statement will incorporate by reference the description of such Depositary Shares contained in any prospectus supplement relating to such Depositary Shares subsequently filed pursuant to Rule 424(b) of the Securities Act.


Item 2.   Exhibits.
          --------

          The following exhibits are numbered in accordance with Item 601 of Regulation S-K under the Securities Exchange Act of 1934.

4.1 Form of Certificate of Incorporation of the Registrant (incorporation herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 dated January 17, 1986, File No. 33-1936)

4.1A Amendment to Certificate of Incorporation and complete copy of the amended and restated Certificate of Incorporation (incorporated herein by reference to Exhibits 3.1A(i) and 3.1A(ii) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1989)

4.1B Certificate of Designations for the Series E Redeemable Exchangeable Convertible Preferred Stock (incorporated herein by reference to the Company's Report on Form 10-K/A for the year ended December 31, 1993, filed on April 13, 1994)

4.1C Certificate of Designations for the Series F Redeemable Preferred Stock (incorporated herein by reference to the Company's Report on Form 10-K/A for the year ended December 31, 1993, filed on April 13,
          1994)

4.1D      Certificate of Designations for the Series G Redeemable
          Exchangeable Preferred Stock (incorporated by reference herein to Exhibit 3.1D to the Company's Amendment No. 1 to the Registration Statement on Form S-4 dated October 17, 1995, File No. 33-62717)

4.1E Certificate of Designations for the Series I Cumulative Convertible Exchangeable Preferred Stock

4.2 Amended and restated By-laws (incorporated herein by reference to Exhibit 3.2D to the Company's Registration Statement on Form S-4 dated October 17, 1995, File No. 33-62717)

4.3 Form of Certificate for shares of Common Stock (incorporated herein by reference to the Company's Registration Statement on Form S-1, dated January 17, 1986, File No. 33-1936)

4.4       Form of Deposit Agreement

4.5       Form of Depositary Receipt

                                       3
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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                         CABLEVISION SYSTEMS CORPORATION



                         By /s/ Jerry Shaw
                           ------------------------------
                           Vice President and Controller




Date:  October 31, 1995

                                       4
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                                 EXHIBIT INDEX

Exhibit No.                      Description
-----------                      -----------


  4.1          Certificate of Incorporation of the Registrant
               (incorporation herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 dated January 17, 1986, File No. 33-1936)

  4.1A Amendment to Certificate of Incorporation and complete copy of the amended and restated Certificate of Incorporation (incorporated herein by reference to Exhibits 3.1A(i) and 3.1A(ii) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1989)

  4.1B         Certificate of Designations for the Series E
               Redeemable Exchangeable Convertible Preferred Stock (incorporated herein by reference to the Company's Report on Form 10-K/A for the year ended December 31, 1993, filed on April 13, 1994)

  4.1C         Certificate of Designations for the Series F
               Redeemable Preferred Stock (incorporated herein by reference to the Company's Report on Form 10-K/A for the year ended December 31, 1993, filed on April 13, 1994)

  4.1D         Certificate of Designations for the Series G
               Redeemable Exchangeable Preferred Stock (incorporated by reference herein to Exhibit 3.1D to the Company's Amendment No. 1 to the Registration Statement on Form S-4 dated October 17, 1995, File No. 33-62717)

  4.1E         Certificate of Designations for the Series I Cumulative

                                       5
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               Convertible Exchangeable Preferred Stock

  4.2 Amended and restated By-laws (incorporated herein by reference to Exhibit 3.2D to the Company's Registration Statement on Form S-4 dated October 17, 1995, File No. 33-62717)

  4.3          Form of Certificate for shares of Common Stock
               (incorporated herein by reference to the Company's Registration Statement on Form S-1, dated January 17, 1986, File No. 33-1936)

  4.4          Form of Deposit Agreement


  4.5          Form of Depositary Receipt

                                       6